Exhibit 99.1

Jarden Corporation
Rachel Wilson
203-845-5300

Investors: Allison Malkin
ICR, Inc.
203-682-8225

Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN ANNOUNCES PRELIMINARY THIRD QUARTER 2015 RESULTS

- Company expects net sales of approximately $2.2 billion

- Organic growth expected to exceed the high end of the Company’s annual targeted range of 3-5%

- Adjusted earnings per share anticipated to be in line with Wall Street consensus estimates

- Jarden to hold webcast/conference call with full results at 8:30 a.m. EDT October 29th

MIAMI, FL – October 14, 2015 – Jarden Corporation (“Jarden” or the “Company”) (NYSE: JAH), today announced its preliminary results for the third quarter ended September 30, 2015.

While the Company’s results for the quarter will not be final until earnings are fully announced on October 29th, the Company expects net sales of approximately $2.2 billion for the third quarter of 2015, driven by continued organic growth which is expected to exceed the high end of the Company’s annual targeted range of 3-5%. The Company also expects adjusted earnings per share in line with current Wall Street analysts’ consensus estimate.

The Company will discuss its third quarter 2015 results on the Company’s webcast/dial-in conference call, currently scheduled for Thursday, October 29th at 8:30 a.m. (Eastern Time). The Company will release its financial results for the third quarter 2015 before the markets open on the same day.

The dial-in for the live conference call is 888-468-2440 (domestic) or 719-457-1035 (international) and the passcode is 155638. The call will be simultaneously webcast at www.jarden.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. The replay dial-in is 888-203-1112 (domestic) or 719-457-0820 (international) and the passcode is 155638 or visit www.jarden.com to access the replay of the webcast.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expected, anticipated or estimated net sales, adjusted earnings per share and organic net sales growth. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

Note: These preliminary estimates are based on the most current information available to management as of the date hereof. Our actual results may differ materially from these preliminary estimates due to, among other things, the completion of our accounting close procedures, final adjustments and other developments that may arise between now and the time that such unaudited consolidated financial results as of and for the three months ended September 30, 2015 are finalized.

About Jarden Corporation

Jarden Corporation is a diversified, global consumer products company with a portfolio of over 120 trusted, authentic brands. Jarden’s record of strong financial performance and organic growth is supported by a focused operating culture coupled with value enhancing acquisitions and shareholder focused capital allocation. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Envirocooler®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, Millefiori®, NUK®, Pine Mountain®, Quickie®, Spontex®, Tigex®, Waddington, Yankee Candle® and YOU®; Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, Dalbello®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Shakespeare®, Squadra®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; and Consumer Solutions: Bionaire®, Breville®, Cadence®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rainbow®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®. Headquartered in Florida, Jarden ranks #348 on the Fortune 500 and has over 35,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

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